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                                                             Exhibit 23.3

                   ALEX SHESHUNOFF & CO. INVESTMENT BANKING





             CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING


In connection with the registration and offering of certain common stock of First Interstate BancSystem of Montana, Inc., the undersigned, acting as an independent financial analyst to First Interstate BancSystem of Montana, Inc., hereby consents to the reference of our firm under the heading "Experts" in the Prospectus and to the inclusion of our appraisal of the common stock as an exhibit to the Registration Statement - Prospectus.


                                       July 22, 1997

                                       ALEX SHESHUNOFF & CO.
                                        INVESTMENT BANKING
                                       AUSTIN, TEXAS





                                       By:  /s/ Gerard Feil
                                          -----------------
                                       Gerard Feil